As filed with the Securities and Exchange Commission on September 27, 1996

                                                     Registration No. 33-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------
                            RELIASTAR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                        41-1620373
     (State or other jurisdiction                           (I.R.S. Employer
   of incorporation or organization)                      Identification No.)


     20 Washington Avenue South
     Minneapolis, Minnesota                                       55402
     (Address of Principal Executive Offices)                  (Zip Code)

          THE RELIASTAR STOCK OWNERSHIP PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plan)

                                                    Copy to:
  Richard R. Crowl                                 Jay L. Swanson, Esq.
  Senior Vice President, Secretary,                Dorsey & Whitney LLP
     and General Counsel                           Pillsbury Center South
  ReliaStar Financial Corp.                        220 South Sixth Street
  20 Washington Avenue South                       Minneapolis, Minnesota 55402
  Minneapolis, Minnesota  55401
  (Name and address of agent for service)

                                 (612) 372-5432
          (Telephone number, including area code, of agent for service)

                                ----------------
            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
              PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF
                          THIS REGISTRATION STATEMENT.


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       Proposed maximum     Proposed maximum       Amount of
  Title of securities to be          Amount to be     offering price per   aggregate offering     registration
     registered                       registered           share(1)             price                fee (2)

- -------------------------------------------------------------------------------------------------------------------

Common Stock, without par value       50,000 shares          $46.94            $2,347,000            $809.31

===================================================================================================================

(1) Based solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on September 23, 1996, as reported on the New York Stock Exchange.
(2)  Pursuant to Section 6(b) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of ReliaStar Financial Corp. ("ReliaStar" or the "Company") which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1995.

     (c) The description of the Company's Common Stock contained in any Registration Statement filed under the Exchange Act, including any
          amendment   or  report   filed  for  the  purpose  of  updating   such
          description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION  OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware. Under Delaware law, the directors and officers of the Company are entitled, under certain circumstances, to be indemnified by the Company against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors, or under appropriate circumstances independent legal counsel, that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

     Section 7 of Article Sixth of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by the director as a director; provided, however, that such Section 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (a) for any breach of the duty of loyalty of the director to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any unlawful action under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Section 7 of Article Sixth of the Certificate of Incorporation further provides that no amendment to or repeal of such section shall apply to or have any effect on the liability or alleged liability of any director to the Company for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal. In addition, such Section provides that if the laws of the State of Delaware are changed to permit further elimination or limitation of the liability of directors, then the liability of each director of the Company shall thereupon be eliminated or limited to the fullest extent then permitted by law.

     Article VII of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

     The Company maintains director and officer liability insurance.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                                               DESCRIPTION
- ------                                               -----------

4(a) Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 3(b)(1) to the Company's Registration Statement on Form S-4, Registration No. 33-25107)

4(b) Certificate  of  Designations  relating to the Company's  ESOP  Convertible
     Preferred Stock (incorporated by reference to the Exhibit to the Company's Current Report on Form 8-K dated February 11, 1991, File No. 1-10640)

4(c) Certificate of Designations relating to the Company's 10% Senior Cumulative
     Preferred Stock (incorporated by reference to Exhibit 4(b) of the Company's Registration Statement on Form S-3, Registration No. 33-50310)

4(d) By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-10640)

4(e) Surplus Note  (incorporated  by reference to Exhibit 4(e) to the  Company's
     Registration Statement on Form S-3, Registration No. 33-87588)

4(f) Rights Agreement dated as of October 7, 1988  (incorporated by reference to
     Exhibit 1 to the Company's Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441)

4(g) Amendment to Rights Agreement dated as of February 8, 1990 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8 dated February 15, 1990 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

4(h) Amendment to Rights Agreement dated as of September 10, 1994 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8-A/A dated September 12, 1994 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441)

4(i) Form of Senior Indenture  (incorporated by reference to Exhibit 4(i) to the
     Company's Registration Statement on Form S-3, Registration No. 33-87588)

4(j) Form of Senior Subordinated Indenture (incorporated by reference to Exhibit
     4(j) to the Company's Form S-3, Registration Statement No. 33-80497)

4(k) Junior  Subordinated  Indenture  dated as of March 29,  1996,  between  the
     Company and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4(k) to the Company's Current Report on Form 8-K dated March 29, 1996, File No. 0-17441)

4(l) Form of Certificate of Designations of Preferred Stock (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-3, Registration No. 33-50310)

4(m) Form  of  Deposit   Agreement,   including   form  of  Depositary   Receipt
     (incorporated by reference to Exhibit 4(d) to the Company's Registration Statement on Form S-3, Registration No. 33-39960)

4(n) Form of Debt Warrant Agreement,  including form of Debt Warrant Certificate
     (incorporated by reference to Exhibit 4(m) to the Company's Registration Statement on Form S-3, Registration No. 33-87588)

4(o) Form of Preferred  Stock  Warrant  Agreement,  including  form of Preferred
     Stock Warrant Certificate (incorporated by reference to Exhibit 4(n) to the Company's Registration Statement on Form S-3, Registration No. 33-87588)

4(p) Form of Common  Stock  Warrant  Agreement,  including  form of Common Stock
     Warrant Certificate (incorporated by reference to Exhibit 4(o) to the Company's Registration Statement on Form S-3, Registration No. 33-87588)

4(q) Certificate of Trust (incorporated by reference to Exhibit 4(q) to the Company's Form S-3, Registration Statement No. 33-80497)

4(r) Declaration of Trust (incorporated by reference to Exhibit 4(r) to the Company's Form S-3, Registration Statement No. 33-80497)

4(s) Amended and  Restated  Declaration  of Trust,  including  form of Preferred
     Security (incorporated by reference to Exhibit 4(s) to the Company's Current Report on Form 8-K dated March 29, 1996, File No. 0-17441)

4(t) Supplemental  Indenture  dated as of March 29, 1996 between the Company and
     Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4(t) to the Company's Current Report on Form 8-K dated March 29, 1996, File No. 0-17441)

4(u) Preferred  Securities  Guarantee  Agreement  dated  as of  March  29,  1996
     (incorporated by reference to Exhibit 4(u) to the Company's Current Report on Form 8-K dated March 29, 1996, File No. 0-17441)

5.1  Opinion of Company's General Counsel as to the legality of the shares

23.1 Consent of Company's General Counsel (included in Exhibit 5.1)

23.2 Consent of Deloitte & Touche LLP, independent public accountants

24.1 Powers of Attorney

ITEM  9.  UNDERTAKINGS

A.     POST-EFFECTIVE AMENDMENTS

       The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE

       The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.     CLAIMS FOR INDEMNIFICATION

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 24, 1996.


                                     RELIASTAR FINANCIAL CORP.


                                     By /s/ JOHN G. TURNER*
                                        ----------------------
                                            John G. Turner
                                            Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                DATE
- ---------                     -----                                ----


/S/ JOHN G. TURNER*           Chairman and Chief             September 24, 1996
John G. Turner                Executive Officer
                              (Principal Executive
                              Officer)

/S/ WAYNE R. HUNEKE*          Senior Vice President,         September 24, 1996
Wayne R. Huneke               Chief Financial Officer,
                              and Treasurer (Principal
                              Financial and Accounting
                              Officer)


Carolyn H. Baldwin*           Director

F. Caleb Blodgett*            Director

Daniel J. Callahan, III*      Director

David C. Cox*                 Director

Jaye F. Dyer*                 Director

John H. Flittie*              Director

Luella G. Goldberg*           Director

William A. Hodder*            Director

James J. Howard*              Director

Randy C. James*               Director

Richard L. Knowlton*          Director

David A. Koch*                Director

Richard M. Kovacevich*        Director

Glen D. Nelson, M.D.*         Director

James J. Renier*              Director




*By /S/RICHARD R. CROWL                                       September 24, 1996
    -------------------------------
  Richard R. Crowl
  Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT NUMBER                        DESCRIPTION                                                 FORM OF FILING
- --------------                        -----------                                                 --------------
    4(a)   Certificate of Incorporation, as amended, of the Company (incorporated by reference to  Exhibit
           3(b)(1) to the Company's Registration Statement on Form S-4, Registration
           No. 33-25107) ....................................................................................N/A

    4(b)   Certificate of Designations relating to the Company's ESOP Convertible Preferred Stock (incorporated by reference to the Exhibit to the Company's Current Report on Form 8-K dated February 11, 1991, File
           No. 1-10640) .....................................................................................N/A

    4(c)   Certificate of Designations relating to the Company's 10% Senior Cumulative Preferred Stock
           (incorporated by reference to Exhibit 4(b) of the Company's Registration Statement on Form S-3,
           Registration No. 33-50310) .......................................................................N/A

    4(d)   By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3 to the Company's Annual
           Report on Form 10-K for the year ended December 31, 1990, File No. 1-10640) ......................N/A

    4(e)   Surplus Note (incorporated by reference to Exhibit 4(e) to the Company's Registration Statement on
           Form S-3, Registration No. 33-87588) .............................................................N/A

    4(f)   Rights Agreement dated as of October 7, 1988 (incorporated by reference to Exhibit 1 to the Company's
           Registration Statement on Form 8-A dated October 4, 1989,
           File No. 0-17441) ................................................................................N/A

    4(g)   Amendment to Rights Agreement dated as of February 8, 1990 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8 dated February 15, 1990 to Registration Statement on Form 8-A dated
           October 4, 1989, File No. 0-17441). ..............................................................N/A

    4(h)   Amendment to Rights Agreement dated as of September 10, 1994 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8-A/A dated September 12, 1994 to Registration Statement on Form
           8-A dated October 4, 1989, File No. 0-17441) .....................................................N/A

    4(i)   Form of Senior Indenture (incorporated by reference to Exhibit 4(i) to the Company's Registration
           Statement on Form S-3, Registration No. 33-87588) ................................................N/A

    4(j)   Form of Senior Subordinated Indenture (incorporated by reference to Exhibit 4(j) to the Company's Form
           S-3, Registration Statement No. 33-80497) ........................................................N/A

    4(k)   Junior Subordinated Indenture dated as of March 29, 1996, between the Company and Wilmington Trust
           Company, as Trustee (incorporated by reference to Exhibit 4(k) to the Company's Current Report on Form
           8-K dated March 29, 1996, File No. 0-17441) ......................................................N/A

    4(l)   Form of Certificate of Designations of Preferred Stock (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-3, Registration No. 33-50310) .....................N/A

    4(m)   Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit
           4(d) to the Company's Registration Statement on Form S-3, Registration
           No. 33-39960) ....................................................................................N/A

                                      -9-

    4(n)   Form of Debt Warrant Agreement, including form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(m) to the Company's Registration Statement on Form S-3, Registration No. 33-87588) ..N/A

    4(o)   Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate
           (incorporated by reference to Exhibit 4(n) to the Company's Registration Statement on Form S-3,
           Registration No. 33-87588) .......................................................................N/A

    4(p)   Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate
           (incorporated by reference to Exhibit 4(o) to the Company's Registration Statement on Form S-3,
           Registration No. 33-87588) .......................................................................N/A

    4(q)   Certificate of Trust (incorporated by reference to Exhibit 4(q) to the Company's Form S-3,
           Registration Statement No. 33-80497) .............................................................N/A

    4(r)   Declaration of Trust (incorporated by reference to Exhibit 4(r) to the Company's Form S-3,
           Registration Statement No. 33-80497) .............................................................N/A

    4(s)   Amended and Restated Declaration of Trust, including form of Preferred Security (incorporated by reference to Exhibit 4(s) to the Company's Current Report on Form 8-K dated March 29, 1996, File No.
           0-17441) .........................................................................................N/A

    4(t)   Supplemental Indenture dated as of March 29, 1996 between the Company and Wilmington Trust Company, as
           Trustee (incorporated by reference to Exhibit 4(t) to the Company's   Form 8-K dated March 29, 1996,
           File No. 0-17441) ................................................................................N/A

    4(u)   Preferred  Securities  Guarantee Agreement dated as of March 29, 1996 (incorporated  by reference to
           Exhibit 4(u) to the Company's  Current Form 8-K dated March 29, 1996, File No. 0-17441) ..........N/A

    5.1    Opinion of Company's General Counsel as to the legality
           of the shares.................................................................Electronic Transmission

    23.1   Consent of Company's General Counsel
           (included in Exhibit 5.1).....................................................Electronic Transmission

    23.2   Consent of Deloitte & Touche LLP, independent public
           accountants.  ................................................................Electronic Transmission

    24.1   Powers of Attorney............................................................Electronic Transmission